Exhibit 99.1

news

For Release   Immediate


Contacts     (News Media) Jim Rosensteele, SVP, Corporate Communications
                 317.817.4418
             (Investors) Tammy Hill, SVP, Investor Relations 317.817.2893



     Conseco, Inc. Files Registration Statement Carmel, Ind., January 29, 2004:
Conseco, Inc. (NYSE:CNO) today announced that it has filed a registration statement with the Securities and Exchange Commission (the "SEC") on Form S-1 to register the offer and sale of $800,000,000 of common stock and $350,000,000 of a new class of mandatorily convertible preferred stock. The registration statement has not been declared effective by the SEC, and the securities covered by the registration statement may not be sold nor may any offers to buy be accepted prior to the time that the registration statement becomes effective. This press release is not an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Conseco has also withdrawn a universal shelf registration statement on Form S-3, which previously was filed with the SEC on December 5, 2003. The universal shelf registration statement was not declared effective by the SEC and no securities were sold under this registration statement.

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